UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 26, 2015

EDWARDS LIFESCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 26, 2015, Edwards Lifesciences Corporation (“Edwards”) completed the previously announced acquisition (the “Transaction") of CardiAQ Valve Technologies, Inc. (“CardiAQ”) pursuant to an Agreement and Plan of Merger, dated as of July 3, 2015 (the “Merger Agreement”), by and among Edwards, a Delaware corporation, CardiAQ, a Delaware corporation, Impala, Inc., a Delaware corporation and wholly-owned subsidiary of Edwards (“Merger Sub”), and Shareholder Representative Services, LLC, solely in its capacity as stockholders’ agent.

Upon completion of the Transaction, Merger Sub merged with and into CardiAQ, with CardiAQ continuing as the surviving entity and wholly-owned subsidiary of Edwards. Upon the terms of the Merger Agreement, Edwards paid approximately $350 million in cash for all of the outstanding stock and equity awards of CardiAQ, with an additional $50 million in cash payable upon the achievement of a European regulatory milestone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 28, 2015

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Aimee S. Weisner
Aimee S. Weisner
Corporate Vice President, General Counsel